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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-69701 of Pulitzer Publishing Company on Form S-3 of our report dated February 26, 1998 No. 333-6701 (March 9, 1998 as to Note
18), appearing in the Annual Report on Form 10-K, as amended by Form 10-K/A, of Hearst-Argyle Television, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
New York, New York
February 15, 1999